Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 21, 2012, General Motors Financial Company, Inc. (“GM Financial”) and Ally Financial Inc. (“Ally”) announced agreements to acquire Ally’s auto finance and financial services operations in Europe and Latin America and its non-controlling 40% equity interest in GMAC-SAIC Automotive Finance Company Limited (“GMAC-SAIC”), which conducts auto finance and financial services business in China (collectively, the “International Operations”).

On April 1, 2013, GM Financial and Ally completed a transaction under which GM Financial acquired Ally’s equity interests in Ally’s top-level holding companies that comprise substantially all of Ally’s auto finance and financial services operations in Europe other than in France and Portugal and in Latin America other than Brazil (the “Acquired International Operations”), pursuant to the Purchase and Sale Agreement entered into on November 21, 2012, which was amended and restated February 22, 2013 (the “PSA”). The purchase price was approximately $2.4 billion, subject to possible adjustments as provided in the PSA. As of April 1, 2013, the acquisition by GM Financial of the companies that comprise Ally’s auto finance and financial services operations in Brazil, France and Portugal, and its non-controlling 40% equity interest in GMAC-SAIC (the “Unacquired International Operations”), remained subject to certain regulatory and other approvals. The acquisition of the auto finance and financial services operations in France and Portugal was completed effective as of June 1, 2013, and the acquisition of the auto finance and financial services operations in Brazil and the non-controlling equity interest in GMAC-SAIC is expected to be completed in 2013 or as soon thereafter as practicable.

On May 14, 2013, GM Financial issued and sold $1.0 billion in aggregate principal amount of 2.75% Senior Notes due 2016 (the “2016 Notes”), $750 million in aggregate principal amount of 3.25% Senior Notes due 2018 (the “2018 Notes”) and $750 million in aggregate principal amount of 4.25% Senior Notes due 2023 (the “2023 Notes” and, together with the 2016 Notes and the 2018 Notes, the “Notes”).

GM Financial is the wholly-owned captive finance subsidiary of General Motors Company (“GM”). Ally has historically provided a majority of the financing for GM’s dealers and a significant portion of the financing for its customers in the U.S. and Canada and other major international markets where it operates including through the operations that are the subject of this transaction. Historically, Ally has been GM’s primary financing partner for incentivized retail financing programs in its major markets. Currently, GM owns 9.9% of the common equity of Ally through an independent trust. The purchase price was determined based on arm’s length negotiations.

The pro forma financial information set forth herein gives effect to the following events (collectively, the “Transactions”):

1)	The consummation of the acquisition of the Acquired International Operations, which occurred on April 1, 2013;

2)	The repayment of certain assumed debt obligations in the amount of $1.3 billion, which occurred in April 2013 subsequent to the closing of the acquisition of the Acquired International Operations that occurred on April 1, 2013; and

3)	The issuance of the Notes.

The condensed combined income statement gives effect to these events as if they had occurred on January 1, 2012. The condensed combined balance sheet gives effect to these events as if they had occurred on December 31, 2012.

The unaudited pro forma condensed combined financial information included herein is derived from the historical financial statements of GM Financial and the Acquired International Operations and include adjustments which give effect to events that are (i) directly attributable to the Transactions, (ii) expected to have continued impact on GM Financial and (iii) factually supportable. Refer to the section entitled “Notes to Unaudited Pro Forma Condensed Combined Financial Statements.” GM Financial has not finalized its purchase price allocation necessary to reflect all of the Acquired International Operations’ assets acquired and liabilities assumed at their fair values, and accordingly, as described in Note 2 below, the unaudited pro forma condensed combined financial statements include preliminary allocations of the purchase price to reflect the estimated fair values of certain assets and liabilities.

The unaudited pro forma condensed combined financial statements:

•

do not purport to represent what the consolidated results of operations actually would have been if the Transactions had occurred on January 1, 2012 or what those results will be for any future periods or what the consolidated balance sheet would have been if the Transactions had occurred on December 31, 2012 or what the consolidated balance sheet will be on any future date; and

•

have not been adjusted to reflect any matters not directly attributable to implementing the acquisition of the Acquired International Operations. No adjustments, therefore, have been made for actions, such as any of GM Financial’s integration plans related to the Acquired International Operations. In connection with the plan to integrate the Acquired International Operations, GM Financial anticipates that non-recurring charges, such as costs associated with systems implementation and other costs related to exit or disposal activities, could be incurred. These charges could affect the results of operations of GM Financial in the period in which they are recorded. The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the acquisition of the Acquired International Operations, as they are non-recurring in nature and were not determinable at the time that the unaudited pro forma condensed combined financial statements were prepared.

General Motors Financial Company, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2012

The following preliminary unaudited pro forma condensed combined balance sheet combines the historical balance sheets of the Acquired International Operations and GM Financial on an acquisition accounting basis assuming that the Transactions were completed on December 31, 2012.

(In thousands)	GM Financial	Combined International Operations, Reclassified (Note 5)	Less: Unacquired International Operations, Reclassified	Subtotal: GM Financial and Acquired International Operations, Reclassified	Purchase Accounting and Other Adjustments			Pro Forma Combined
Assets
Cash and cash equivalents	$1,289,494	$888,306	$291,761	$1,886,039	$(1,346,888)		A	$1,846,943
					1,317,326		B
					(9,534)		C
Finance receivables, net	10,998,274	15,028,935	4,615,737	21,411,472	39,061		D	21,450,533
Restricted cash—securitization notes payable	728,908	514,225	32,295	1,210,838				1,210,838
Restricted cash—credit facilities	14,808			14,808				14,808
Property and equipment, net	52,076	87,518	6,047	133,547				133,547
Investment in equity method investee		385,991	385,991
Leased vehicles, net	1,702,867	12,980	340	1,715,507				1,715,507
Deferred income taxes	107,075	421,129	321,452	206,752	(35,549)		E	171,203
Intangible assets					15,455		F	15,455
Goodwill	1,108,278			1,108,278				1,108,278
Related party receivables	66,360	82,847		149,207				149,207
Other assets	128,931	668,361	483,505	313,787	25,000		B	329,530
					(9,257)		G

Total assets	$16,197,071	$18,090,292	$6,137,128	$28,150,235	$(4,386)			$28,145,849

Liabilities and Shareholder’s Equity
Liabilities:
Credit facilities	$354,203	$7,019,059	$3,486,348	$3,886,914	$(1,346,888)		A	$2,540,934
					908		H
Securitization notes payable	9,023,308	5,782,652	659,617	14,146,343	(79,258	) )	I	14,067,085
Senior notes/inter-company borrowings	1,500,000			1,500,000	2,500,000		B	4,000,000
Convertible senior notes
Accounts payable and accrued expenses	217,938	986,562	601,294	603,206	79,198		J	682,505
					(356)		K
					457		L
Deferred income	69,784	6,340	101	76,023	(6,239)		M	69,784
Taxes payable	93,462	266,964	232,415	128,011				128,011
Related party payable		442,269	36,575	405,694				405,694
Related party taxes payable	558,622			558,622				558,622
Interest rate swap and cap agreements	527	30,071	7,077	23,521				23,521

Total liabilities	11,817,844	14,533,917	5,023,427	21,328,334	1,147,822			22,476,156

Shareholder’s Equity
Additional paid-in capital	3,459,195	3,550,448	1,035,008	5,974,635	(2,515,440)		N	4,759,195
					1,300,000		B

Accumulated other comprehensive (loss) income	(3,254)	5,927	78,693	(76,020)	72,766		O	(3,254)
Retained earnings	923,286			923,286	(9,534)		C	913,752

Total shareholder’s equity	4,379,227	3,556,375	1,113,701	6,821,901	(1,152,208)			5,669,693

Total liabilities and shareholder’s equity	$16,197,071	$18,090,292	$6,137,128	$28,150,235	$(4,386)			$28,145,849

See accompanying notes to unaudited pro forma condensed combined financial statements

General Motors Financial Company, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2012

The following preliminary unaudited pro forma condensed combined statement of income combines the historical statements of income of the Acquired International Operations and GM Financial on an acquisition accounting basis assuming that the Transactions were completed on January 1, 2012.

(In thousands)	GM Financial	Combined International Operations, Reclassified (Note 5)	Less: Unacquired International Operations, Reclassified	Subtotal: GM Financial and Acquired International Operations, Reclassified	Purchase Accounting and Other Adjustments		Pro Forma Combined
Revenue
Finance charge income	$1,594,174	$1,515,516	$704,370	$2,405,320	$(13,671)	B	$2,391,649
Leased vehicle income	289,256	23,652	1,169	311,739			311,739
Other income	77,105	200,885	93,300	184,690			184,690

	1,960,535	1,740,053	798,839	2,901,749	(13,671)		2,888,078
Costs and expenses
Operating expenses	397,582	557,709	253,968	701,323	15,455	F	716,626
					(152)	L
Leased vehicle expenses	211,407	22,670	3,247	230,830			230,830
Provision for loan losses	303,692	86,244	109,543	280,393			280,393
Interest expense	283,250	757,560	397,359	643,451	21,988	P	686,168
					(2,777)	G
					(272)	H
					23,778	I
Acquisition expenses	20,388			20,388	(20,388)	Q

	1,216,319	1,424,183	764,117	1,876,385	37,632		1,914,017
Income before income taxes	744,216	315,870	34,722	1,025,364	(51,303)		974,061
Income tax provision	281,090	44,740	(277)	326,107	(17,956)	R	308,151
Equity method investee income, net of taxes		95,695	95,695

Net income	$463,126	$366,825	$130,694	$699,257	$(33,347)		$665,910

See accompanying notes to unaudited pro forma condensed combined financial statements

General Motors Financial Company, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

For the Year Ended December 31, 2012

Note 1—Preliminary Purchase Accounting Allocation for the Acquired International Operations

The unaudited pro forma condensed combined financial information for the Transactions includes the unaudited pro forma condensed combined balance sheet as of December 31, 2012, assuming the Transactions occurred on December 31, 2012 on an acquisition accounting basis. The unaudited condensed combined income statement for the year ended December 31, 2012 assumes that the Transactions occurred on January 1, 2012 on an acquisition accounting basis.

The acquisition of the Acquired International Operations is being accounted for using the acquisition method of accounting; accordingly, GM Financial’s cost to acquire the Acquired International Operations will be allocated to the assets, including identifiable intangible assets, and liabilities of the Acquired International Operations at their respective estimated fair values as of acquisition date. The table below reflects the preliminary allocation of purchase price to the acquired assets and liabilities based on preliminary estimates of fair value.

Preliminary Purchase Price Allocation

Unaudited Condensed Combined Pro Forma Financial Information—as of December 31, 2012

(In thousands)	Acquired International Operations
Total Purchase Price for Acquired International Operations		$2,536,872

Net Book Value of Acquired International Operations		2,442,674

Preliminary Allocation of Purchase Price
Pre-tax adjustments to reflect acquired assets and liabilities at fair value
Finance receivables, net		39,061
Intangible assets		15,455
Credit facilities		(908)
Securitization notes payable		79,258
Leasehold interests		(457)
Pension benefit obligations		356
Debt issuance costs		(9,257)
Deferred income		6,239

Pre-tax total adjustments		129,747
Deferred income taxes		(35,549)

After-tax total adjustment		94,198
Fair value of net assets acquired		2,536,872

Preliminary goodwill resulting from the acquisition	$

The final allocation of the purchase price will be determined after closing the acquisition of the remaining Unacquired International Operations and the final analysis to determine the fair values of the International Operations’ tangible and intangible assets and liabilities. Based on preliminary estimates, management believes that upon completion of the acquisiton of the remaining Unacquired International Operations and finalization of the purchase price allocation, the total goodwill resulting for the acquisition of the International Operations will be between $20 million and $60 million.

Note 2—Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information related to the Transactions is included as of and for the year ended December 31, 2012. The acquisition is being accounted for under the purchase method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”).

The unaudited pro forma condensed combined financial information as of and for the year ended December 31, 2012 includes preliminary estimated adjustments to record the assets and liabilities of the Acquired International Operations at their respective estimated fair values and represents management’s estimates based on available information. Management utilized various valuation methodologies and models which it believes are reasonable. However other market participants could utilize different methodologies and models to arrive at different valuations. The pro forma adjustments included herein may be revised as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after completion of the acquisition of the remaining Unacquired International Operations and the final analysis to determine the fair values of the International Operations’ tangible and intangible assets and liabilities.

Certain amounts in the historical consolidated financial statements of the International Operations have been reclassified to conform to GM Financial’s classification; refer to Note 5– Reclassification Adjustments for further information.

The unaudited pro forma condensed combined financial information is presented in accordance with the Securities Exchange Act of 1934, as amended, for illustrative purposes only and does not indicate the results of operations or the combined financial position that would have resulted had the Transactions been completed at the beginning for the applicable period presented, nor the impact of possible business model changes as a result of current market conditions which would impact revenues, performance of finance receivables, expense efficiencies, asset dispositions, and other factors.

Additionally, the unaudited pro forma condensed combined financial information is not indicative of the results of operations in future periods or the future financial position of the combined businesses.

Note 3—Transactions Not Completed as of the Date of this Filing

As of April 1, 2013, the acquisition by GM Financial of the companies that comprise Ally’s auto finance and financial services operations in Brazil, France and Portugal, and its non-controlling 40% equity interest in GMAC-SAIC, remained subject to certain regulatory and other approvals. The acquisition of the auto finance and financial services operations in France and Portugal was completed on June 3, 2013, and the acquisition of the auto finance and financial services operations in Brazil and the non-controlling equity interest in GMAC-SAIC, is expected to be completed in 2013 or as soon as practicable thereafter. The unaudited pro forma condensed combined financial information does not reflect the acquisition of these auto finance and financial services operations and the non-controlling equity interest in GMAC-SAIC.

Note 4—Purchase Accounting and Acquisition Adjustment Descriptions

(A)	Adjustments to reduce the carrying amount of the Acquired International Operations debt by $1.3 billion as of December 31, 2012. These adjustments reflect repayment of the Acquired International Operations indebtedness assumed by GM Financial in connection with the acquisition of the Acquired International Operations. Subsequent to April 1, 2013, $1.3 billion of the Acquired International Operations’ debt outstanding on credit facilities was repaid by GM Financial. Refer to Note (P) for further discussion regarding the impact of the adjustment on interest expense for the year ended December 31, 2012.

(B)	Adjustments to record the issuance of the Notes and capitalization of estimated debt issuance costs, as well as an adjustment to record a $1.3 billion capital contribution from GM Financials’ parent, GM, as of December 31, 2012. The excess over the amount paid for the Acquired International Operations is reflected as an increase to cash and cash equivalents of $1.3 billion.

The adjustment does not affect the income statement for the year ended December 31, 2012.

(In thousands)	Amount
Capital Contribution from GM	$1,300,000
Gross proceeds - Notes	2,500,000
Less: Issuance costs - Notes	(25,000)

Net proceeds - Notes	2,475,000
Less: Amount paid to Ally for the Acquired International Operations at closing	(2,457,674)

Net increase to cash and cash equivalents	$1,317,326

Refer to note (P) for further information regarding the impact of these adjustments on interest expense for the year ended December 31, 2012.

(C)	Adjustments to reflect the payment of incremental transaction costs incurred subsequent to December 31, 2012 in connection with the acquisition of the Acquired International Operations.

(D)	Adjustments totaling $39 million to record consumer and commercial finance receivables at their estimated fair values and to reflect the adjustment to reduce finance charge income by $14 million for the year ended December 31, 2012, based on the effective interest rate method. The estimated fair values of the acquired finance receivables were developed by estimating the expected remaining cash flows of the receivables portfolio discounted at estimated market rates for similar loans across the various jurisdictions.

(E)	Adjustment to reflect the preliminary estimate of the deferred tax effect of the purchase accounting adjustments utilizing GM Financial’s statutory tax rates, ranging from 20%-34%, applicable to the jurisdictions in which the purchase accounting adjustments are recorded.

(F)	Adjustments of $15 million to record intangible assets associated with dealer networks and business licenses across the various jurisdictions as of December 31, 2012. The estimated useful lives of these assets are one year .

(G)	Adjustments totaling $9 million to write off the Acquired International Operations existing debt issuance costs as of December 31, 2012 and to reflect the reduction to interest expense of $3 million for the year ended December 31, 2012, based on the effective interest rate method.

(H)	Adjustments totaling $0.9 million to record the Acquired International Operations’ credit facilities at their estimated fair values based on current credit and market interest rates. The impact of this adjustment is to decrease interest expense by $0.3 million for the year ended December 31, 2012.

(I)	Adjustments totaling $79 million to record the Acquired International Operations’ securitization notes payable at their estimated fair value based on current credit and market interest rates. The impact of this adjustment is to increase interest expense by $24 million for the year ended December 31, 2012.

(J)	Adjustments totaling $79 million to record estimated future consideration to be paid to Ally in respect of the Acquired International Operations. This adjustment does not affect the income statement for the year ended December 31, 2012.

(K)	Adjustments totaling $0.4 million to reflect the purchase accounting adjustments for the defined benefit obligations. This adjustment does not affect the income statement for the year ended December 31, 2012.

(L)	Adjustments totaling $0.5 million to record the Acquired International Operations’ unfavorable leasehold interests intangible liabilities based on prevailing market conditions across the various jurisdictions at the time of the acquisition of the Acquired International Operations. This adjustment will be amortized using the straight-line method over the duration of the underlying lease agreements, which have three years remaining. Accordingly, this adjustment reduces operating expenses by $0.2 million for the year ended December 31, 2012.

(M)	Adjustments totaling $6 million to write off the carrying value of deferred income of the Acquired International Operations as of December 31, 2012.

(N)	Adjustments to eliminate the Acquired International Operations’ historical net parent investment.

(O)	Adjustments to eliminate the carrying value of the Acquired International Operations’ accumulated other comprehensive income.

(P)	Adjustments totaling $22 million to reflect the interest expense impact of adjustments to debt instruments described in Notes (A) and (B), above, as summarized below:

(Dollars in thousands)	Balance	Interest Rate	Interest Expense Adjustment
Instrument
Assumed Indebtedness—Credit Facilities	$(1,346,888)	5.00%	$(67,344)
Senior Notes/inter-company borrowings	2,500,000	3.35%	83,750
Amortization of issuance costs—Senior Notes	25,000	n/a	5,582

Interest Expense Adjustment			$21,988

(Q)	Adjustment to eliminate nonrecurring costs directly relating to the Transactions included in the historical income statement of GM Financial.

(R)	Adjustments to record estimated incremental income tax provision utilizing GM Financial’s statutory rate of 35%, recognized as a result of purchase accounting adjustments.

Note 5—Reclassification Adjustments

Unaudited Pro Forma Condensed Balance Sheet: International Operations Reporting Reclassification Adjustments

(In thousands)	GM Financial	International Operations	Reporting Reclassification Adjustments			International Operations Reclassified
Assets
Cash and cash equivalents	$1,289,494	$888,306				$888,306
Finance receivables, net	10,998,274	15,049,389		$(82,847	) (1)	15,028,935
				62,393	(2)
Restricted cash—securitization notes payable	728,908			514,225	(3)	514,225
Restricted cash—credit facilities	14,808
Property and equipment, net	52,076			60,871	(2)	87,518
				26,647	(4)
Investment in operating leases, net		136,244		(136,244	) (2)
Investment in equity method investee		385,991				385,991
Leased vehicles, net	1,702,867			12,980	(2)	12,980
Deferred income taxes	107,075	421,129				421,129
Goodwill	1,108,278
Related party receivables	66,360			82,847	(1)	82,847
Other assets	128,931	1,209,233		(514,225	) (3)	668,361
				(26,647	) (4)

Total assets	$16,197,071	$18,090,292	$			$18,090,292

Liabilities and Shareholder’s Equity
Liabilities:
Credit facilities	$354,203			$7,019,059	(5)	$7,019,059
Securitization notes payable	9,023,308			5,782,652	(5)	5,782,652
Senior notes	1,500,000
Short-term borrowings—Third party		$2,800,357		(2,800,357	) (5)
Short-term borrowings—Ally Financial Inc.		1,351,000		(1,351,000	) (5)
Long-term debt—Third party		8,153,354		(8,153,354	) (5)
Long-term debt—Ally Financial Inc.		497,000		(497,000	) (5)
Interest payable		148,972		(148,972	) (6)
Accounts payable and accrued expenses	217,938	1,583,234		148,972	(6)	986,562
				(442,269	) (7)
				(6,340	) (8)
				(266,964	) (9)
				(30,071	) (10)
Deferred income	69,784			6,340	(8)	6,340
Taxes payable	93,462			266,964	(9)	266,964
Related party payable				442,269	(7)	442,269
Related party taxes payable	558,622
Interest rate swap and cap agreements	527			30,071	(10)	30,071

Total liabilities	11,817,844	14,533,917				14,533,917

Shareholder’s equity
Parent’s net investment		3,550,448		(3,550,448	) (11)
Additional paid-in capital	3,459,195			3,550,448	(11)	3,550,448
Accumulated other comprehensive (loss) income	(3,254)	5,927				5,927
Retained earnings	923,286

Total shareholder’s equity	4,379,227	3,556,375				3,556,375

Total liabilities and shareholder’s equity	$16,197,071	$18,090,292	$			$18,090,292

See accompanying notes to unaudited pro forma condensed combined financial statements

Balance Sheet—International Operations’ Reclassification Adjustment Descriptions:

The following reclassifications have been made to the International Operations’ financial statements in order to conform to the GM Financial presentation:

(1)	Adjustments to reclassify the International Operations’ notes receivable from GM included in finance receivables to related party receivables. Refer to Note (7) for related party payable adjustment.
(2)	Adjustments to reclassify the International Operations’ investment in operating leases balance to finance receivables, leased vehicles, and property and equipment, net.
(3)	Adjustments to reclassify the International Operations’ restricted cash collections for securitization trusts and cash reserve deposits held-for-securitization trusts to restricted cash—credit facilities.

(4)	Adjustments to reclassify the International Operations’ property and equipment, net balances included in other assets to property and equipment, net.
(5)	Adjustments to reclassify the International Operations’ debt instruments to credit facilities and securitization notes payable.
(6)	Adjustments to reclassify the International Operations’ interest payable balance to accounts payable and accrued expenses.
(7)	Adjustments to reclassify the International Operations’ payables to GM included in accounts payable and other accrued expenses to related party payable. Refer to Note (1) for related party receivable adjustment.
(8)	Adjustments to reclassify the International Operations’ deferred income included in accrued expenses and other liabilities to deferred income.
(9)	Adjustments to reclassify the International Operations’ taxes payable included in accrued expenses and other liabilities to taxes payable.
(10)	Adjustments to reclassify the International Operations’ derivative asset and liability balances included in accrued expenses and other liabilities to interest rate swap and cap agreements.
(11)	Adjustments to reclassify the International Operations’ parent’s net investment category to additional paid-in capital.

Unaudited Pro Forma Condensed Income Statement: International Operations Reporting Reclassification Adjustments:

(In thousands)	GM Financial	International Operations	Reporting Reclassification Adjustments			International Operations Reclassified
Revenue
Finance charge income	$1,594,174	$1,514,300		$14,338	(1)	$1,515,516
				(13,122	) (4)
Leased vehicle income	289,256			23,652	(1)	23,652
Other income	77,105	162,505		7,800	(1)	200,885
				30,580	(2)
Interest-bearing cash		30,580		(30,580	) (2)
Operating leases		45,790		(45,790	) (1)
Interest expense on short-term borrowings		(130,186)		130,186	(3)
Interest expense on long-term borrowings		(627,374)		627,374	(3)
Depreciation expense on operating lease assets		(37,825)		37,825	(4)
Income in equity method investee		95,695		(95,695	) (5)

	1,960,535	1,053,485		686,568		1,740,053

Costs and expenses
Operating expenses	397,582	402,683		2,033	(4)	557,709
				152,993	(6)
Leased vehicle expenses	211,407			22,670	(4)	22,670
Provision for loan losses	303,692	86,244				86,244
Interest expense	283,250			757,560	(3)	757,560
Acquisition and integration expenses	20,388
Compensation and benefits expense		152,993		(152,993	) (6)

	1,216,319	641,920		782,263		1,424,183

Income before income taxes	744,216	411,565		(95,695)		315,870
Income tax provision	281,090	44,740				44,740
Equity method investee income				95,695	(5)	95,695

Net income	$463,126	$366,825	$			$366,825

Income Statement—International Operations’ Reclassification Adjustment Descriptions:

The following reclassifications have been made to the International Operations’ financial statements in order to conform to the GM Financial presentation:

(1)	Adjustments to reclassify the International Operations’ operating lease revenue to finance charge income, leased vehicle income, and other income.

(2)	Adjustments to reclassify the International Operations’ interest-bearing cash to other income.
(3)	Adjustments to reclassify the International Operations’ interest expense on short-term and long-term borrowings to interest expense.
(4)	Adjustments to reclassify the International Operations’ depreciation expense on operating lease assets to leased vehicle expense and operating expense.
(5)	Adjustments to reclassify the International Operations’ equity method investee income, net of tax.
(6)	Adjustments to reclassify the International Operations’ compensation and benefits expense to operating expenses.